EXHIBIT 23

                           THE PEOPLES HOLDING COMPANY

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incoporation by reference in this Annual Report (Form 10-K) of The Peoples Holding Company of our report dated January 17, 1996, included in the 1995 Annual Report to Shareholders of The Peoples Holding Company.

We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-20108) of our report dated January 17, 1996, with respect to the consolidated financial statements of The Peoples Holding Company incorporated herein by reference.



                                              /s/  Ernst & Young LLP


Memphis, Tennessee
March 28, 1996